Exhibit 10.20

English Translation

PURCHASE CONTRACT

Contract No: YGC060602001

Supplier: Beijing Oriental Keyuan Crystal Technology Co., Ltd.	Purchaser: Zhejiang Yuhui Solar Energy Source Co., Ltd.

Add.: Zhang Jia Wan Town Development Zone, Tongzhou District, Beijing	Add.: Yaozhuang Industrial Park, Jiashan County, Zhejiang

Banker: Beijing Bank, Jiulong Shan Sub-branch	Banker:

A/C No.: 900120109077097	A/C No.:

Tel: 010-61568946/61568945	Tel: 0573-4773059

Fax: 010-61568947 Zip Code: 101113	Fax: 0575-4773063 Zip Code: 314117

This Contract is entered into by and between both parties in accordance with the Contract Law of the People’s Republic of China and other applicable laws and regulations and through friendly negotiations:

1.	LIST OF PRODUCTS

No.	Model	Unit	QTY	Unit Price	Total	Remarks
1	Monocrystalline Silicon Furnace (JRDL-800CCD)	Set	36	860000	30960000

18 sets to be delivered on July 30 (First Batch) 18 sets to be delivered on August 30 (Second Batch)

Total (RMB): Thirty Million Nine Hundred Sixty Thousand Yuan Only

2.	ADVANCE PAYMENT

The Purchaser shall advance 25% of the total contract price to the Supplier for the fist batch of products on or before June 5, 2006 and shall advance 25% of the total contract price to the Supplier for the second batch of products on or before June 30, 2006. When the contract for the first and second batch of products becomes effective, the Purchaser shall pay up 95% of the total contract price for these products.

3.	TERM OF PAYMENT

The Purchaser shall pay up the remaining 5% contract price of products within six (6) months.

4.	PLACE AND TIME OF DELIVERY AND METHOD OF ACCEPTANCE

Products shall be inspected and accepted according to the specific contract.

5.	MEANS OF TRANSPORTATION

Products shall be transported by means of trucks. The cost of package shall be paid by the Supplier and the cost of transportation shall be paid by the Purchaser.

6.	QUANTITY

Subject to the specific contract.

7.	AFTER-SALES SERVICES

The Supplier will provide one year of free warranty service (except for any damage caused by human act, and the period of free warranty service for vacuum pump shall be half a year), and will provide life-long warranty service.

8.	ADDITIONAL ARTICLES

The Supplier shall issue a valid VAT invoice within seven (7) days upon shipment of each batch of products.

9.	This Contract shall be made and executed in duplicate, one for each party hereto. This Contract shall become effective as of being duly executed by both parties. Facsimile copy hereof shall be effective and valid.

10.	Anything not covered herein shall be settled by both parties through friendly negotiations.

Authorized Representative of Supplier: Wang Feng

Seal of Supplier: Beijing Oriental Keyuan Crystal Technology Co., Ltd. (Seal)

Date: June 2, 2006

Authorized Representative of Purchaser: /s/

Seal of Purchaser: Zhejiang Yuhui Solar Energy Source Co., Ltd. (Seal)

Date: